Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation Retirement Plan
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-31209) of Artesian Resources Corporation of our report dated June 8, 2018, relating to the financial statements and supplemental schedule of Artesian Resources Corporation Retirement Plan which appear in this Form 11-K for the year ended December 31, 2017.

Wilmington, Delaware
June 8, 2018